Exhibit 99.2

BLUE EARTH, INC.
Proforma Consolidated Balance Sheet
December 31, 2010

		Castrovilla, Inc.				Adjusted
		and Humitech	Combined	Pro Forma		ProForma
	Blue Earth, Inc.	of NC, LLC	Totals	Adjustments	REF	Totals
ASSETS

CURRENT ASSETS

Cash	$3,900,096	$466,620	$4,366,716	$(150,000)	[1]	$4,216,716
Accounts receivable, net	-	308,939	308,939	-		308,939
Inventory	-	125,627	125,627	-		125,627
Prepaid expenses	38,039	-	38,039	-		38,039
Other current assets	-	1,220	1,220	-		1,220

Total Current Assets	3,938,135	902,406	4,840,541	(150,000)		4,690,541

PROPERTY AND EQUIPMENT, net	10,932	100,187	111,119	-		111,119

OTHER ASSETS

Deposits	3,000	33,831	36,831	-		36,831
Distributorship and customer base	-	74,914	74,914	2,458,250	[1]	2,533,164

Total Other Assets	3,000	108,745	111,745	2,458,250		2,569,995

TOTAL ASSETS	$3,952,067	$1,111,338	$5,063,405	$2,308,250		$7,371,655

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$37,339	$432,858	$470,197	$-		$470,197
Warrant derivative liability	1,288,159	-	1,288,159	-		1,288,159
Loans and notes payable	-	253,107	253,107	-		253,107

Total Current Liabilities	1,325,498	685,965	2,011,463	-		2,011,463

LONG TERM LIABILITIES
Loans and notes payable-related parties	-	250,899	250,899	-		250,899
Loans and notes payable	-	52,715	52,715	-		52,715

Long term liabilities	-	303,614	303,614	-		303,614

TOTAL LIABILITIES	1,325,498	989,579	2,315,077	-		2,315,077

STOCKHOLDERS' EQUITY

Preferred stock	-	-	-	-		-
Common stock	11,855	3,000	14,855	1,011	[1]	13,134
				268	[1]	-
				(3,000)	[1]	-
Additional paid-in capital	11,259,953	-	11,259,953	1,920,070	[1]	13,688,683
				508,660	[1]	-
Partner Equity	-	(168,588)	(168,588)	168,588	[1]	-

Retained earnings (deficit)	(8,645,239)	287,347	(8,357,892)	(287,347)	[1]	(8,645,239)

Total Stockholders' Equity	2,626,569	121,759	2,748,328	2,308,250		5,056,578

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$3,952,067	$1,111,338	$5,063,405	$2,308,250		$7,371,655

BLUE EARTH, INC.
Proforma Consolidated Statements of Operations
For the Year Ended December 31, 2010

						Pro-Forma
		Castrovilla, Inc.				Adjusted
		and Humitech	Combined	Pro Forma		Combined
	Blue Earth, Inc.	of NC, LLC	Totals	Adjustments	REF	Totals
REVENUES	$-	$3,433,145	$3,433,145	$-		$3,433,145
COST OF SALES	-	1,228,133	1,228,133	-		1,228,133

GROSS PROFIT	-	2,205,012	2,205,012	-		2,205,012

OPERATING EXPENSES

General and administrative	1,042,107	2,125,725	3,167,832	-		3,167,832
Depreciation expense	-	61,284	61,284	-		61,284

Total Costs and Expenses	1,042,107	2,187,009	3,229,116	-		3,229,116

OPERATING LOSS	(1,042,107)	18,003	(1,024,104)	-		(1,024,104)

OTHER INCOME (EXPENSE)

Change in fair value of warrant liability	(483,441)	-	(483,441)	-		(483,441)
Interest income	15,311	-	15,311	-		15,311
Interest expense	-	(56,544)	(56,544)	-		(56,544)

Total Other Income (Expense)	(468,130)	(56,544)	(524,674)	-		(524,674)

LOSS BEFORE INCOME TAXES	(1,510,237)	(38,541)	(1,548,778)	-		(1,548,778)
PROVISION FOR INCOME TAXES	(12,781)	-	(12,781)	-		(12,781)

LOSS FROM CONTINUING OPERATIONS	(1,523,018)	(38,541)	(1,561,559)	-		(1,561,559)

GAIN ON DISPOSAL OF DISCONTINUED OPERATIONS	66,292	-	66,292	-		66,292
LOSS FROM DISCONTINUED OPERATIONS	(970,614)	-	(970,614)	-		(970,614)

NET LOSS	$(2,427,340)	$(38,541)	$(2,465,881)	$-		$(2,465,881)

Notes to Unaudited Pro Forma Consolidated Financial Statements

Effective January 1, 2011, Castrovilla Energy, Inc., “Energy”, a newly formed subsidiary of Blue Earth Energy Management Services, Inc., which is a subsidiary of Blue Earth, Inc, entered into a merger agreement with Castrovilla, Inc. wherein Energy purchased all of the issued and outstanding shares of Castrovilla, Inc. for  1,011,095  shares of restricted common stock of Blue Earth, Inc.  These shares were valued based on the quoted market price on the effective date of the transaction, January 1, 2011, at $1.90 per share, or $1,921,081.

Immediately after the transaction, Energy ceased to exist and Castrovilla, Inc. became the surviving corporation, a wholly owned subsidiary of Blue Earth Energy Management Services, Inc..  Simultaneous with this purchase, Energy entered into an asset purchase agreement with Humitech of NC, LLC, “Humitech”, whereby the assets of Humitech and certain related liabilities were sold to Energy for  $150,000 cash and 267,857 restricted common shares of Blue Earth, Inc. valued based on the quoted market price on the effective date of the transaction, January 1, 2011, at $1.90 per share or $528,928.

Proforma adjustment [1] reflects the issuance of 1,011,095 shares of Blue Earth, Inc. common stock to shareholders of Castrovilla, Inc. in exchange for all issued and outstanding shares of Castrovilla and the issuance of 267,857 shares of Blue Earth, Inc. for the net assets of Humitech of NC, LLC.  This entry also reflects the elimination of equity balances, including the common stock of Castrovilla and the partner capital of Humitech, retained earnings of both entities and the allocation of excess purchase price above the market value of the fixed assets acquired and liabilities assumed in the acquisition to the Bay Area Gasket Guy distributorship held by Humitech.

The calculation of the $2,458,250 excess purchase price was calculated as shown in the table below.

Purchase Price	Shares	Price	Total
Castrovilla	1,011,095	$1.90	$1,921,081
Humitech	267,857	$1.90	508,928
Cash			150,000
Total Purchase Price			2,580,009
Tangible Assets Acquired			(1,036,424)
Total Liabilities Assumed			989,579
Cost of Distributorship and Customer Base Acquired			$2,533,164

The proforma, consolidated balance sheets and statements of operations of Blue Earth, Inc. and Castrovilla, Inc. and Humitech of NC, LLC are presented here as of December 31, 2010.